Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Fourth Quarter and Full Year Fiscal 2022 Financial Results

Execution of BD 2025 Strategy Driving Consistent Durable Growth

•Q4 revenue from continuing operations of $4.8 billion decreased 1.8% as reported and increased 2.3% on a currency-neutral basis
•Q4 revenue performance driven by base revenue growth of 4.2% as reported, 8.6% currency-neutral
•Q4 GAAP and adjusted diluted EPS from continuing operations of $0.92 and $2.75, respectively
•FY22 revenue from continuing operations of $18.9 billion decreased 1.4% as reported and increased 0.9% on a currency-neutral basis
•FY22 revenue performance driven by base revenue growth of 6.9% as reported, 9.4% currency-neutral
•FY22 GAAP and adjusted diluted EPS from continuing operations of $5.38 and $11.35, respectively
•Company issues FY23 guidance; announces 51st consecutive year of dividend increases, dividend raised 4.6%

FRANKLIN LAKES, NJ (November 10, 2022) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its fourth quarter and full year of fiscal 2022, which ended September 30, 2022.

“Fiscal 2022 was another outstanding year with impactful results that confirm the effectiveness of our BD 2025 strategy,” said Tom Polen, chairman, CEO and president of BD. “We delivered reliable, consistent performance that reflects our team’s unwavering commitment to our purpose and the execution of our growth plan – while navigating the challenging macro environment all companies are facing. Looking forward, our strong performance and momentum increases our confidence to continue to create substantial, sustained value for all stakeholders.”

Recent Business Highlights

BD continues to advance its innovation-driven growth strategy, tuck-in M&A, and ESG initiatives.
•Launched BD® Research Cloud in the US. State-of-the-art software solution streamlines research flow cytometry workflow through integrated ecosystem that enables customers to design, run and analyze experiments.
•Launched BD Effivax™. Next-generation glass prefillable syringe sets new standard in performance for vaccines.

•Announced agreement with Biocorp to bring connectivity and traceability to self-administered injectable drug therapies like biologics, addressing an unmet need and furthering BD’s commitment to smart, connected care, enabling care to transition to alternate settings and improving chronic disease outcomes.
•Named to Forbes' 2022 list of the World's Best Employers.

Basis of Presentation— Continuing Operations

On April 1, 2022, the Company completed the spin-off of its Diabetes Care business as a separate publicly traded company named Embecta Corp. (“Embecta”). The historical results of the Diabetes Care business that was contributed to Embecta in the spin-off are now accounted for as discontinued operations. Financial information presented in this release reflects BD’s results on a continuing operations basis, which excludes Embecta. Prior periods have been recast to conform to this presentation.

Fourth Quarter Fiscal 2022 Operating Results

	Three Months Ended September 30,		Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2022	2021
Revenues	$4,761	$4,849	(1.8)%	2.3%
Base Revenues[1]	$4,724	$4,533	4.2%	8.6%

Base Organic Revenue Growth[1]			2.4%	6.8%

Reported Diluted Earnings per Share	$0.92	$0.46	100.0%	137.0%
Adjusted Diluted Earnings per Share[1]	$2.75	$2.15	27.9%	36.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing. Base Organic Revenue Growth excludes the contribution from inorganic revenues from acquisitions, which is defined as revenues recognized during the first 12 months post-acquisition.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]
	2022	2021
United States	$2,708	$2,649	2.2%	2.2%

International	$2,053	$2,200	(6.7)%	2.4%

Total Revenues	$4,761	$4,849	(1.8)%	2.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]
	2022	2021
BD Medical	$2,377	$2,246	5.8%	10.2%	5.8%	10.2%

BD Life Sciences	$1,287	$1,532	(15.9)%	(11.6)%	2.9%	8.3%

BD Interventional	$1,097	$1,071	2.4%	5.7%	2.4%	5.7%

Total Revenues	$4,761	$4,849	(1.8)%	2.3%	4.2%	8.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by strong performance across the segment.
•MDS performance reflects continued execution of our comprehensive vascular access management strategy which drove strong performance in catheters and vascular care in both the US and international markets.
•MMS performance reflects strong momentum in our Pharmacy Automation strategy, driven by our recent acquisition of Parata Systems. In addition, there was continued strong adoption of our Connected Medication Management strategy as evidenced by implementation and customer commitments. As anticipated, growth was partially offset by the comparison to higher dispensing installations and infusion set volumes in the prior year due to the COVID-19 pandemic.
•PS performance reflects our strong leadership position in prefillable solutions for high-growth markets like biologic drugs and vaccines.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects strong growth in the base business and a decline in COVID-only testing revenues.
•IDS performance reflects a decline in COVID-only testing revenues, partially offset by strong growth in the base business despite the comparison to the prior-year launch of our combination flu/COVID assays. Base business growth was driven by leveraging our increased BD MAX™ installed base, availability of our specimen management products and incremental clinical microbiology instrument installations.
•BDB performance reflects advancement of our category leadership in flow cytometry supported by strong demand for our recently launched FACSymphony™ A1/A5 SE analyzers and FACSymphony™ S6 sorter. BDB performance also reflects higher instrument manufacturing output that was enabled by strategic procurement of critical components.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance reflects consistent growth across the segment.
•Surgery performance reflects strong worldwide growth in Advanced Repair and Reconstruction driven by continued market adoption of Phasix™ hernia resorbable scaffold products. Performance also reflects double-digit growth worldwide in biosurgery.
•PI performance reflects strong growth in China driven by biopsy needles and filters, and continued global penetration of Rotarex™ and the acquisition of Venclose, which is expanding our focus across chronic disease settings. Performance was impacted by increased backorders primarily related to a European ERP implementation standardizing BDI's legacy system and planned strategic portfolio exits supporting our simplification strategy.
•UCC performance reflects continued strong demand for chronic female incontinence products with PureWick™ in the acute care and alternative care settings. Strength in acute care was aided by backorder recovery during the quarter.

Assumptions and Outlook for Full Year Fiscal 2023

The company provided the following guidance with respect to fiscal 2023.

•The company expects fiscal year 2023 revenues to be in the range of approximately $18.6 billion to $18.8 billion.
•Revenue guidance assumes base business currency-neutral revenue growth of 5.25% to 6.25%.
•Base business revenue guidance reflects continued momentum as we execute our BD 2025 growth strategy. In addition, base business revenue guidance includes an anticipated impact of approximately 100 basis points from an acceleration of our simplification and RECODE programs related to planned strategic portfolio exits. This impact is expected to be fully offset by the positive contribution of approximately 100 basis points from the full-year benefit of recent acquisitions, primarily Parata Systems.
•The revenue guidance range assumes approximately $125 to $175 million in COVID-19-only diagnostic testing revenues.
•Based on current rates, foreign exchange would represent a reduction of approximately 450 basis points to total company revenue growth.
•The company expects fiscal year 2023 adjusted diluted EPS to be $11.85 to $12.10. This includes an estimated impact from foreign currency of approximately 420 basis points based on current rates. On a currency-neutral basis, we expect adjusted diluted EPS growth of approximately 9% to 11%.

BD's outlook for fiscal 2023 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its fourth fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2023 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, base business revenue growth and adjusted diluted EPS growth for our 2023 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2023 fiscal year in relation to our underlying 2022 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its fourth quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, November 10, 2022. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 1-800-723-0528 (domestic) and 1-402-220-2654 (international) through the close of business on Thursday, Nov. 17, 2022. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue, base organic revenue growth and base revenue growth rates on a currency-neutral basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison for other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the fourth fiscal quarter and the full fiscal year 2022, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related charges, certain transaction gains and losses, certain legal defense and product remediation costs, certain regulatory costs, certain investment gains and losses, certain asset impairment costs, and the impact of the extinguishment of debt. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the fourth fiscal quarter and the full fiscal year 2022 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 77,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to the macroeconomic environment on our operations and healthcare spending, including any impact of the current disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to manufacture our products, labor constraints, inflationary pressures, currency rate fluctuations and increased interest rates; the possible impact of the COVID-19 pandemic on our business and the global healthcare system (including reductions in procedures or capital spending that result in decreased demand for our products), disruptions to our operations or the operations of our suppliers and customers (including the impact of employee absenteeism) and our supply chain, and factors such as vaccine utilization rates, infection rates, the emergence of new variants and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing); increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; labor shortages and increased labor costs; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates and foreign exchange rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our manufacturing or sterilization processes or those of our third-party providers; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding supply chain pressures, inflation and foreign exchange rates. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. The Russia and Ukraine conflict may also heighten the impact of certain of these factors described above as well as other factors discussed in BD's filings with the SEC. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2022	2021	% Change
REVENUES	$4,761	$4,849	(1.8)

Cost of products sold	2,685	2,763	(2.8)
Selling and administrative expense	1,182	1,285	(8.0)
Research and development expense	300	368	(18.4)
Acquisition-related integration and restructuring expense	74	58	26.9
Other operating expense (income), net	30	(5)	691.1
TOTAL OPERATING COSTS AND EXPENSES	4,272	4,469	(4.4)
OPERATING INCOME	490	380	28.9

Interest expense	(104)	(111)	(5.9)
Interest income	7	2	269.0
Other expense, net	(72)	(120)	40.5
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	321	151	112.9
Income tax provision (benefit)	33	(4)	998.0
NET INCOME FROM CONTINUING OPERATIONS	287	154	86.3
Income from discontinued operations, net of tax	—	110	(100.0)
NET INCOME	287	265	8.6
Preferred stock dividends	(23)	(23)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$265	$242	9.4

BASIC EARNINGS PER SHARE
Income from Continuing Operations	0.93	0.46	102.2
Income from Discontinued Operations	—	0.39	(100.0)
Basic Earnings per Share	$0.93	$0.85	9.4

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	0.92	0.46	100.0
Income from Discontinued Operations	—	0.38	(100.0)
Diluted Earnings per Share	$0.92	$0.84	9.5

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	284,662	285,985
Diluted	286,574	288,598

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2022	2021	% Change
REVENUES	$18,870	$19,131	(1.4)

Cost of products sold	10,393	10,500	(1.0)
Selling and administrative expense	4,709	4,719	(0.2)
Research and development expense	1,256	1,279	(1.8)
Acquisition-related integration and restructuring expense	192	179	7.2
Other operating expense, net	37	203	(81.8)
TOTAL OPERATING COSTS AND EXPENSES	16,588	16,881	(1.7)
OPERATING INCOME	2,282	2,250	1.4

Interest expense	(398)	(469)	(15.1)
Interest income	16	9	77.9
Other expense, net	(117)	(99)	(18.4)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,783	1,692	5.4
Income tax provision	148	88	68.5
NET INCOME FROM CONTINUING OPERATIONS	1,635	1,604	2.0
Income from discontinued operations, net of tax	144	488	(70.6)
NET INCOME	1,779	2,092	(15.0)
Preferred stock dividends	(90)	(90)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,689	$2,002	(15.6)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	5.42	5.23	3.6
Income from Discontinued Operations	0.50	1.69	(70.4)
Basic Earnings per Share	$5.93	$6.92	(14.3)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	5.38	5.18	3.9
Income from Discontinued Operations	0.50	1.67	(70.1)
Diluted Earnings per Share	$5.88	$6.85	(14.2)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	285,005	289,288
Diluted	287,364	292,089

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	September 30, 2022	September 30, 2021
	Preliminary
ASSETS
Cash and equivalents	$1,006	$2,283
Restricted cash	153	109
Short-term investments	8	12
Trade receivables, net	2,191	2,350
Inventories	3,224	2,743
Prepaid expenses and other	1,559	1,048
Current assets of discontinued operations	—	293
TOTAL CURRENT ASSETS	8,141	8,838
Property, plant and equipment, net	6,012	6,003
Goodwill and other intangibles, net	36,932	36,658
Other assets	1,848	1,945
Noncurrent assets of discontinued operations	—	423
TOTAL ASSETS	$52,934	$53,866
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$2,179	$500
Other current liabilities	5,632	5,969
Current liabilities of discontinued operations	—	157
Long-term debt	13,886	17,110
Long-term employee benefit obligations	877	1,228
Deferred income taxes and other liabilities	5,059	5,209
Noncurrent liabilities of discontinued operations	—	17
Shareholders’ equity	25,301	23,677
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,934	$53,866

The preliminary balance sheet is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Twelve Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES	Preliminary
Net income	$1,779	$2,092
Less: Income from discontinued operations, net of tax	144	488
Income from continuing operations, net of tax	1,635	1,604
Depreciation and amortization	2,229	2,230
Change in operating assets and liabilities and other, net	(1,394)	292
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	2,471	4,126
INVESTING ACTIVITIES
Capital expenditures	(973)	(1,194)
Acquisitions, net of cash acquired	(2,070)	(508)
Other, net	(178)	(142)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(3,220)	(1,843)
FINANCING ACTIVITIES
Change in short-term debt	230	—
Proceeds from long-term debt	497	4,869
Distribution from Embecta Corp.	1,266	—
Net transfer of cash to Embecta upon spin-off	(265)	—
Payments of debt	(805)	(5,112)
Repurchases of common stock	(500)	(1,750)
Dividends paid	(1,082)	(1,048)
Other, net	(77)	(265)
NET CASH USED FOR CONTINUING FINANCING ACTIVITIES	(736)	(3,306)
DISCONTINUED OPERATIONS
Net cash provided by operating activities	163	521
Net cash used for investing activities	(11)	(37)
Net cash provided by financing activities	145	—
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	298	484
Effect of exchange rate changes on cash and equivalents and restricted cash	(45)	15
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(1,233)	(525)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	2,392	2,917
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$1,159	$2,392

The preliminary cash flow is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$651	$589	10.7
Medication Management Solutions	527	487	8.2
Pharmaceutical Systems	170	136	24.7
TOTAL	$1,348	$1,211	11.3

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$459	$573	(19.9)
Biosciences	137	138	(1.0)
TOTAL	$595	$711	(16.3)

BD INTERVENTIONAL
Surgery	$270	$266	1.6
Peripheral Intervention	248	238	4.1
Urology and Critical Care	246	222	10.7
TOTAL	$764	$727	5.2

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$2,708	$2,649	2.2
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$450	$466	$(38)	(3.5)	4.6
Medication Management Solutions	168	153	(18)	10.1	21.9
Pharmaceutical Systems (a)	411	416	(42)	(1.2)	8.9
TOTAL	$1,028	$1,034	$(98)	(0.6)	8.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$471	$607	$(47)	(22.4)	(14.7)
Biosciences	221	214	(21)	3.3	12.9
TOTAL	$692	$821	$(67)	(15.7)	(7.5)

BD INTERVENTIONAL
Surgery	$77	$70	$(7)	9.4	20.0
Peripheral Intervention	184	191	(17)	(3.4)	5.7
Urology and Critical Care	72	84	(10)	(14.4)	(1.9)
TOTAL	$333	$345	$(35)	(3.4)	6.7

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$2,053	$2,200	$(200)	(6.7)	2.4
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,101	$1,055	$(38)	4.4	8.0
Medication Management Solutions	695	639	(18)	8.7	11.5
Pharmaceutical Systems (a)	581	552	(42)	5.2	12.8
TOTAL	$2,377	$2,246	$(98)	5.8	10.2

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$930	$1,180	$(47)	(21.2)	(17.2)
Biosciences	358	352	(21)	1.6	7.5
TOTAL	$1,287	$1,532	$(67)	(15.9)	(11.6)

BD INTERVENTIONAL
Surgery	$347	$336	$(7)	3.2	5.4
Peripheral Intervention	432	429	(17)	0.8	4.8
Urology and Critical Care	318	306	(10)	3.8	7.2
TOTAL	$1,097	$1,071	$(35)	2.4	5.7

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,761	$4,849	$(200)	(1.8)	2.3
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$2,483	$2,253	10.2
Medication Management Solutions	1,935	1,863	3.9
Pharmaceutical Systems	533	428	24.5
TOTAL	$4,950	$4,544	8.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,190	$2,477	(11.6)
Biosciences	542	503	7.6
TOTAL	$2,732	$2,980	(8.3)

BD INTERVENTIONAL
Surgery	$1,094	$1,023	7.0
Peripheral Intervention	960	931	3.1
Urology and Critical Care	986	894	10.3
TOTAL	$3,040	$2,847	6.8

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$10,722	$10,371	3.4

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,825	$1,848	$(71)	(1.2)	2.6
Medication Management Solutions	598	570	(36)	5.0	11.3
Pharmaceutical Systems (a)	1,468	1,400	(92)	4.9	11.4
TOTAL	$3,891	$3,817	$(199)	1.9	7.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,995	$2,748	$(115)	(27.4)	(23.2)
Biosciences	838	802	(43)	4.5	9.8
TOTAL	$2,833	$3,550	$(158)	(20.2)	(15.8)

BD INTERVENTIONAL
Surgery	$306	$274	$(16)	11.9	17.9
Peripheral Intervention	799	780	(34)	2.5	6.9
Urology and Critical Care	319	338	(24)	(5.8)	1.3
TOTAL	$1,424	$1,392	$(75)	2.3	7.7

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$8,148	$8,760	$(432)	(7.0)	(2.1)

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$4,308	$4,101	$(71)	5.0	6.8
Medication Management Solutions	2,533	2,432	(36)	4.1	5.6
Pharmaceutical Systems (a)	2,001	1,828	(92)	9.5	14.5
TOTAL	$8,841	$8,361	$(199)	5.7	8.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$4,185	$5,225	$(115)	(19.9)	(17.7)
Biosciences	1,379	1,305	(43)	5.7	9.0
TOTAL	$5,564	$6,530	$(158)	(14.8)	(12.4)

BD INTERVENTIONAL
Surgery	$1,400	$1,296	$(16)	8.0	9.3
Peripheral Intervention	1,759	1,711	(34)	2.8	4.8
Urology and Critical Care	1,305	1,232	(24)	5.9	7.8
TOTAL	$4,464	$4,239	$(75)	5.3	7.1

TOTAL REVENUES FROM CONTINUING OPERATIONS	$18,870	$19,131	$(432)	(1.4)	0.9

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,761	$4,849	$(200)	(1.8)	2.3
Less: COVID-19-only Diagnostic Testing Revenues	37	316	(1)	(88.4)	(87.9)
Base Revenues from Continuing Operations	$4,724	$4,533	$(199)	4.2	8.6

BD LIFE SCIENCES REVENUES	$1,287	$1,532	$(67)	(15.9)	(11.6)
Less: COVID-19-only Diagnostic Testing Revenues	37	316	(1)	(88.4)	(87.9)
Base BD Life Sciences Revenues	$1,251	$1,216	$(66)	2.9	8.3

Integrated Diagnostic Solutions Revenues	$930	$1,180	$(47)	(21.2)	(17.2)
Less: COVID-19-only Diagnostic Testing Revenues	37	316	(1)	(88.4)	(87.9)
Base Integrated Diagnostic Solutions Revenues	$893	$864	$(45)	3.4	8.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$18,870	$19,131	$(432)	(1.4)	0.9
Less: COVID-19-only Diagnostic Testing Revenues	511	1,956	(6)	(73.8)	(73.5)
Base Revenues from Continuing Operations	$18,358	$17,175	$(426)	6.9	9.4

BD LIFE SCIENCES REVENUES	$5,564	$6,530	$(158)	(14.8)	(12.4)
Less: COVID-19-only Diagnostic Testing Revenues	511	1,956	(6)	(73.8)	(73.5)
Base BD Life Sciences Revenues	$5,053	$4,574	$(152)	10.5	13.8

Integrated Diagnostic Solutions Revenues	4,185	5,225	(115)	(19.9)	(17.7)
Less: COVID-19-only Diagnostic Testing Revenues	511	1,956	(6)	(73.8)	(73.5)
Base Integrated Diagnostic Solutions Revenues	$3,673	$3,269	$(109)	12.4	15.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

						F=(A-B)/B	G=(A-B-C)/B
	A	B	C	D=A-B	E=A-B-C	% Change
	2022	2021	FX Impact	Reported Change	FXN Change	Reported	FXN
TOTAL BDX REVENUES FROM CONTINUING OPERATIONS	$4,761	$4,849	$(200)	$(88)	$112	(1.8)	2.3
Less: COVID-19-only diagnostics	37	316	(1)	(279)	(278)	(88.4)	(87.9)
Total BDX BASE REVENUES FROM CONTINUING OPERATIONS	$4,724	$4,533	$(199)	$191	$390	4.2	8.6
Less: Inorganic revenue contribution (1)				81	81	1.8	1.8
Total Base Organic Revenue Growth from Continuing Operations				$110	$309	2.4	6.8

(1)    Inorganic revenue contribution is defined as the amount of incremental revenue recognized during the first 12 months post-acquisition. Acquisitions include: Parata, MedKeeper and ZebraSci in the Medical Segment, Cytognos in the Life Sciences Segment and Tissuemed and Venclose in the Interventional Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$0.92	$0.46	$0.46	$(0.17)	$0.63	100.0%	137.0%
Purchase accounting adjustments ($358 million and $350 million pre-tax, respectively) (1)	1.25	1.21		(0.01)
Integration costs ($23 million and $41 million pre-tax, respectively) (2)	0.08	0.14		(0.01)
Restructuring costs ($51 million and $17 million pre-tax, respectively) (2)	0.18	0.06		—
Separation-related items ($10 million pre-tax) (3)	0.03	—		—
Transaction gain/loss, product and other litigation-related matters ($126 million and $13 million pre-tax, respectively) (4)	0.44	0.05		—
European regulatory initiative-related costs ($41 million and $43 million pre-tax, respectively) (5)	0.14	0.15		—
Investment gains/losses and asset impairments ($(46) million pre-tax) (6)	—	(0.16)		—
Impacts of debt extinguishment ($22 million and $154 million pre-tax, respectively)	0.08	0.53		—
Income tax benefit of special items ($(108) million and $(85) million, respectively)	(0.38)	(0.30)		0.01
Adjusted Diluted Earnings per Share from Continuing Operations	$2.75	$2.15	$0.60	$(0.18)	$0.78	27.9%	36.3%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)The amounts in 2022 and 2021 include charges of $31 million and $18 million, respectively, recorded to Cost of products sold to adjust the estimate of future product remediation costs, as well as charges of $20 million and $65 million, respectively, to record product liability reserves, including related legal defense costs, to Other operating expense (income), net. The amount in 2022 also includes pension settlement costs of $68 million. The amount in 2021 also includes a gain of $70 million on a sale-leaseback transaction which was recorded to Other operating expense (income), net.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes non-cash (gains) losses recorded within Other expense, net relating to certain investments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$5.38	$5.18	$0.20	$0.14	$0.06	3.9%	1.2%
Purchase accounting adjustments ($1.431 billion and $1.405 billion pre-tax, respectively) (1)	4.98	4.81		(0.02)
Integration costs ($68 million and $135 million pre-tax, respectively) (2)	0.24	0.46		(0.01)
Restructuring costs ($123 million and $44 million pre-tax, respectively) (2)	0.43	0.15		(0.01)
Separation-related items ($20 million pre-tax) (3)	0.07	—		(0.01)
Transaction gain/loss, product and other litigation-related matters ($174 million and $272 million pre-tax, respectively) (4)	0.60	0.93		—
European regulatory initiative-related costs ($146 million and $134 million pre-tax, respectively) (5)	0.51	0.46		(0.01)
Investment gains/losses and asset impairments ($94 million and $(46) million pre-tax, respectively) (6)	0.33	(0.16)		(0.01)
Impacts of debt extinguishment ($24 million and $185 million pre-tax, respectively)	0.08	0.63		—
Income tax benefit of special items ($(366) million and $(348) million, respectively)	(1.27)	(1.19)		0.01
Adjusted Diluted Earnings per Share from Continuing Operations	$11.35	$11.28	$0.07	$0.09	$(0.02)	0.6%	(0.2)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)The amounts in 2022 and 2021 include charges of $72 million and $56 million, respectively, recorded to Cost of products sold to adjust the estimate of future product remediation costs, as well as charges of $21 million and $361 million, respectively, to record product liability reserves, including related legal defense costs, to Other operating expense, net. The amount in 2022 also includes pension settlement costs of $73 million. The amount in 2021 also includes gains of $158 million on sale-leaseback transactions which were recorded to Other operating expense, net.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes non-cash (gains) losses recorded within Other expense, net relating to certain investments. The amount in 2022 also includes a noncash asset impairment charge of $54 million which was recorded in Cost of products sold.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION

	Full Year FY2022	Full Year FY2023 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues from Continuing Operations	$18,870
Less: COVID-19-only Diagnostic Testing Revenues	511
Base Business Revenues from Continuing Operations	$18,358

FY2023 Base Business Revenue Growth		+5.25% to +6.25%
FY2023 COVID-19-Only Diagnostic Testing Revenues			~$125 to $175 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~450) basis points
Total FY 2023 Revenues from Continuing Operations			$18.6 to $18.8 billion

Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2023 Outlook
	Full Year FY2022 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.38
Purchase accounting adjustments ($1.431 billion pre-tax) (1)	4.98
Integration costs ($68 million pre-tax) (2)	0.24
Restructuring costs ($123 million pre-tax) (2)	0.43
Separation-related items ($20 million pre-tax) (3)	0.07
Transaction gain/loss, product and other litigation-related matters ($174 million pre-tax) (4)	0.60
European regulatory initiative-related costs ($146 million pre-tax) (5)	0.51
Investment gains/losses and asset impairments ($94 million pre-tax) (6)	0.33
Impacts of debt extinguishment ($24 million pre-tax)	0.08
Income tax benefit of special items ($(366) million)	(1.27)
Adjusted Diluted Earnings per Share	$11.35	$11.85 to $12.10
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~420) basis points
FX Neutral % Change		~+9% to +11%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)Includes a charge of $72 million recorded to Cost of products sold to adjust the estimate of future product remediation costs, a charge of $21 million to record product liability reserves, including related legal defense costs, to Other operating expense, net, and pension settlement costs of $73 million.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes non-cash (gains) losses recorded within Other expense, net relating to certain investments and a noncash asset impairment charge of $54 million which was recorded in Cost of products sold.